Exhibit 99.7

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: November 15, 2024

FORBION CAPITAL FUND IV COÖPERATIEF U.A.

By:	Forbion IV Management B.V., its director

By:	FCPM III Services B.V., its director

By:	/s/ V. van Houten /s/ G.J. Mulder
Name: V. van Houten and G.J. Mulder
Title: Directors

FORBION IV MANAGEMENT B.V.

By:	FCPM III Services B.V., its director

By:	/s/ V. van Houten /s/ G.J. Mulder
Name: V. van Houten and G.J. Mulder
Title: Directors

FORBION GROWTH OPPORTUNITIES FUND I COÖPERATIEF U.A.

By:	Forbion Growth Management B.V., its director

By:	FCPM III Services B.V., its director

By:	/s/ V. van Houten /s/ G.J. Mulder
Name: V. van Houten and G.J. Mulder
Title: Directors

FORBION GROWTH MANAGEMENT B.V.

By:	FCPM III Services B.V., its director

By:	/s/ V. van Houten /s/ G.J. Mulder
Name: V. van Houten and G.J. Mulder
Title: Directors

FORGROWTH NAP B.V.

By: Forbion International Management B.V., its Director

By:	/s/ V. van Houten /s/ G.J. Mulder
Name: V. van Houten and G.J. Mulder
Title: Directors